Exhibit 1

SCHEDULE A

Officers and Directors of Ainos KY

Name	Principal Occupation (and name/address of employer if not one of the entities listed on this Schedule)	Principal Business Address	Interest in Issuer (in shared of Common Stock)
Hung-Szu Tung	Director of Ainos KY	See Note 1.	None
Chun-Hsien Tsai	Director of Ainos KY, Chairman and Chief Executive Officer of TCNT, and Chairman, President, and CEO of the Issuer	See Note 1.	883,294[2]
Chun-Jung Tsai	Director of each of Ainos KY and TCNT and employee director of the Issuer	See Note 1.	327,900[3]
Chih-Heng Lu	Director of Ainos KY and Director of Corporate Development of the Issuer	See Note 1.	153,856

Note 1: The address of each individual is c/o Ainos Inc., P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands and each individual is a citizen of Taiwan.

Note 2: Chun-Hsien Tsai’s beneficially owns 551,862 (direct) shares and 331,432 (indirect) shares beneficially owned by his wife, Ting Chuan Lee, a director of the Issuer.

Note 3: Chun-Jung Tsai beneficially owns 327,900 shares of Common Stock of the Issuer.

SCHEDULE B

Officers and Directors of TCNT

Name	Principal Occupation (and name/address of employer if not one of the entities listed on this Schedule)	Principal Business Address	Interest in Issuer (in shared of Common Stock)
Ting-Chuan Lee	Director of TCNT and employee director of the Issuer	See Note 1.	883,294[2]
Chung-Yi Tsai	Director of TCNT and non-employee director of the Issuer	See Note 1.	52,932[4]
Chun-Hsien Tsai	Director of Ainos KY, Chairman and Chief Executive Officer of TCNT, and Chairman, President, and CEO of the Issuer	See Note 1.	883,294[2]
Chun-Jung Tsai	Director of each of Ainos KY and TCNT and employee director of the Issuer	See Note 1.	327,900[3]
Ching-Ho Tsai	Director of TCNT	See Note 1.	None
A-Wen Tsai Huang	Supervisor of TCNT	See Note 1.	None

Note 1: The address of each individual is c/o 10F-2, No. 66, Shengyi 5th Rd., Zhubei City, Hsinchu County 30261, Taiwan (R.O.C.) and each individual is a citizen of Taiwan.

Note 2: The combined beneficial ownership of Chun-Hsien Tsai and Ting Chuan Lee totals 883,294 shares. Chun-Hsien Tsai directly owns 551,862 shares, and his wife, Ting Chuang Lee directly owns 331,432 shares.

Note 3: Chun-Jung Tsai beneficially owns 327,900 shares of Common Stock of the Issuer.

Note 4: Chung Yi-Tsai beneficially owns 52,932 shares of Common Stock of the Issuer.